UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: October 4, 2005 (Date of earliest event reported:  September 30, 2005)

RBC BEARINGS INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center
Oxford, CT 06478
Telephone: (203) 267-7001

(Address of Principal Executive Offices, including  Zip Code)

(203) 267-7001

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 4, 2005 RBC Bearings Incorporated announced the appointment of Alan B. Levine to its Board of Directors and Audit Committee Chair.  The Board of Directors approved such appointment by unanimous written consent on September 30, 2005.

Mr. Levine served as Chief Financial Officer and Director of Virtual Access Networks, Inc. (2001 to 2002) and Chief Financial Officer and Treasurer of Marathon Technologies Corporation (1998 to 2001). He was also a member of the Board of Directors and Audit Committee Chair of MCK Communications before the company’s merger in November 2003. Prior to this, Levine was with Ernst & Young, LLP from 1974 to 1998, and was Partner from 1986 to 1998, where he established and directed the firm’s Entrepreneurial Services practice.  Today, Mr. Levine leads ABL Associates, a consulting practice dedicated to helping entrepreneurial companies identify and implement strategic initiatives and manage change. He is also a Director on the Board of Nextera Enterprises, a public company based in Boston, where he serves as Audit Committee Chair.  Mr. Levine earned a Bachelor of Arts degree from the University of Vermont. He also holds a Master of Accounting degree from the University of Arizona and is a certified public accountant.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1. Press release dated October 4, 2005.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 4, 2005

RBC BEARINGS INCORPORATED

	By:	/s/ Daniel A. Bergeron
		Name:	Daniel A. Bergeron
		Title:	Chief Financial Officer